                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   ACTIVE VOICE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials:
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                            ACTIVE VOICE CORPORATION
                          2901 THIRD AVENUE, SUITE 500
                           SEATTLE, WASHINGTON 98121
                           NOTICE OF SPECIAL MEETING
                                OF SHAREHOLDERS

TO THE HOLDERS OF COMMON STOCK
  OF ACTIVE VOICE CORPORATION:

    A Special Meeting of Shareholders of Active Voice Corporation, a Washington corporation (the "Company"), will be held on March 8, 2000, at the Company's headquarters, 2901 Third Avenue, Suite 500, Seattle, Washington, for the following purposes as more fully described in the accompanying Proxy Statement:

    1. To consider and vote on a proposed amendment to the Company's Articles of Incorporation to increase the authorized common stock from 10,000,000 shares to 60,000,000 shares in order to accommodate the proposed two-for-one split of the Company's Common Stock; and

    2. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Only holders of record of the Company's Common Stock at the close of business on January 31, 2000 will be entitled to vote at the meeting. A list of shareholders as of that date will be available at the meeting and for ten days prior to the meeting at the Company's headquarters, 2901 Third Avenue, Suite 500, Seattle, Washington 98121.

                                        By order of the Board of Directors

                                        JOSE S. DAVID
                                        Chief Financial Officer, Treasurer and
                                        Secretary

Seattle, Washington
February 16, 2000

                             YOUR VOTE IS IMPORTANT!
   WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, WE URGE YOU TO PLEASE MARK,
                   SIGN AND DATE THE ENCLOSED PROXY CARD AND
               MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                            ACTIVE VOICE CORPORATION
                          2901 THIRD AVENUE, SUITE 500
                           SEATTLE, WASHINGTON 98121
                                PROXY STATEMENT
                                      FOR
               SPECIAL MEETING AND PROXY SOLICITATION INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Active Voice Corporation, a Washington corporation (the "Company"), for use at the Special Meeting of Shareholders which will be held on March 8, 2000, at the Company's headquarters, 2901 Third Avenue, Suite 500, Seattle, Washington 98121, and at any adjournments thereof. This Proxy Statement and a proxy card are being sent to all shareholders of record as of the close of business on January 31, 2000, for delivery beginning on or about February 16, 2000.

    At the close of business on January 31, 2000 there were 5,061,442 shares of Common Stock of the Company outstanding. Only holders of record of the shares outstanding at such time will be entitled to vote at the meeting. The presence at the meeting of at least a majority of such shares, either in person or by proxy, is required for a quorum. Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to do so, whether or not they choose to attend the meeting in person.

    If you are a shareholder of record, you may vote by using the proxy card enclosed with this Proxy Statement. When your proxy card is returned properly signed, the shares represented will be voted according to your directions. You can specify how you want your shares voted on the proposal by marking the appropriate box on the proxy card. The proposal is identified by a general subject title on the proxy card. Please review the voting instructions on the proxy card and read the text of the proposal and the position of the Board of Directors in the Proxy Statement prior to marking your vote. If your proxy card is signed and returned without specifying a vote or an abstention on the proposal, it will be voted according to the recommendations of the Board of Directors on the proposal. That recommendation is shown for the proposal on the proxy card. For the reasons stated in more detail later in the Proxy Statement, the Board of Directors recommends a vote FOR approval of the amendment to the Company's Articles of Incorporation. If you hold shares of Common Stock through a brokerage firm or other intermediary, you must provide instructions on voting to your nominee holder.

    The Board of Directors knows of no other matters which are to be presented at the meeting. However, if any other matters are properly presented for action, the proxies named on the proxy card will be authorized by your proxy to vote on them in their discretion to the extent permitted by applicable law.

    If you execute a proxy, you may revoke it by taking one of the following three actions: (a) by giving written notice of the revocation to the Secretary of the Company at its principal executive offices; (b) by executing a proxy with a later date and delivering it to the Secretary of the Company at its principal executive offices; or (c) by personally attending and voting at the meeting.

    The Company will bear the expense of preparing, printing and distributing proxy materials to its shareholders. In addition to solicitations by mail, a number of regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone. The Company will reimburse brokerage firms and other intermediaries for their expenses in forwarding proxy materials to beneficial owners of the Company's Common Stock.

PROPOSAL 1--APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION

    At the special meeting, the shareholders of the Company will be asked to approve an amendment to the Company's Articles of Incorporation (the "Articles") as described below. A copy of the Articles as proposed to be amended may be obtained by written request to the Company's Secretary at the address on the first page of this Proxy Statement.

    The Board of Directors has approved, and is recommending to the shareholders for approval at the special meeting, an amendment to Article Four of the Company's Articles to increase the number of shares of Common Stock which the Company is authorized to issue from 10,000,000 to 60,000,000. The Board of Directors determined that this amendment is advisable and should be considered at the special meeting to be held March 8, 2000. The full text of the proposed amendment to the Articles is set forth below. The additional shares will permit the Company to implement a two-for-one stock split of the Common Stock, which the Board of Directors has authorized subject to approval of the proposed amendment to the Articles.

    PURPOSES AND EFFECTS OF PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED SHARES
     OF COMMON STOCK

    The proposed amendment would increase the number of shares of Common Stock the Company is authorized to issue from 10,000,000 to 60,000,000 (the Company is currently authorized to issue 2,000,000 shares of preferred stock, and the proposed amendment will not affect this authorization). The additional 50,000,000 shares would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. At January 31, 2000, 5,061,442 shares of Common Stock were outstanding. The Board of Directors believes it is desirable to increase the number of shares of Common Stock the Company is authorized to issue to accomplish the proposed stock split and to provide the Company with adequate flexibility in the future. The Company also intends to issue 85,083 pre-split shares for the acquisition of PhoneSoft, Inc. Except for the proposed stock split and the acquisition of PhoneSoft, the Company has no present commitments, agreements, or intent to issue additional shares of Common Stock, other than with respect to currently reserved shares, in connection with transactions in the ordinary course of the Company's business, or shares which may be issued under the Company's stock option and employee stock purchase plans.

    Under Washington law, the proposed stock split cannot occur unless shareholders approve the proposed amendment to Article Four of the Company's Articles of Incorporation. The proposed amendment to Article Four would permit the issuance of additional shares of Common Stock up to the new 60,000,000 maximum authorization without further action or authorization by shareholders (except as may be required in a specific case by law or the Nasdaq Stock Market rules). The Board believes it is prudent for the Company to have this flexibility. The holders of Common Stock of the Company are not entitled to preemptive rights or cumulative voting. Accordingly, the issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of shareholders. The proposed increase in the number of shares of Common Stock the Company is authorized to issue is not intended to inhibit a change in control of the Company. The availability for issuance of additional shares of Common Stock could discourage, or make more difficult, efforts to obtain control of the Company. For example, the issuance of shares of Common Stock in a public or private sale, merger, or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company.

    PURPOSES AND EFFECTS OF PROPOSED TWO-FOR-ONE COMMON STOCK SPLIT

    The Board of Directors anticipates that the increase in the number of outstanding shares of Common Stock of the Company resulting from a two-for-one stock split will place the market price of the Common Stock in a range more attractive to investors, particularly individuals. The Common Stock is listed for trading on the Nasdaq Stock Market, and the Company will apply for listing of the additional shares of Common Stock to be issued in the event the proposed amendment to the Articles is approved. If the proposed amendment is adopted, each shareholder of record at the close of business on March 8, 2000, would be the record owner of, and entitled to receive, a certificate or certificates representing one additional share of Common Stock, for each share of Common Stock then owned of record by such shareholder. Consequently, certificates representing shares of Common Stock should be retained by each shareholder and should not be returned to the Company or to its transfer agent. It will not be necessary to submit outstanding certificates for exchange. In addition, appropriate adjustments will be made to the Company's stock option and employee stock purchase plans.

    TAX EFFECT OF THE TWO-FOR-ONE STOCK SPLIT

    The Company has been advised by counsel that the proposed stock split would result in no gain or loss or realization of taxable income to owners of Common Stock under existing United States federal income tax laws. The cost basis for tax purposes of each new share and each retained share of Common Stock would be equal to one-half of the cost basis for tax purposes of the corresponding share immediately preceding the stock split. In addition, the holding period for the additional shares issued pursuant to the stock split would be deemed to be the same as the holding period for the original shares of Common Stock. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares and shareholders are urged to consult their tax advisors. If shareholders dispose of their shares after the stock split, they may pay higher brokerage commissions on the same relative interest in the Company because that interest is represented by a greater number of shares. Shareholders may wish to consult their brokers to ascertain the brokerage commission that would be charged for disposing of the greater number of shares. If the proposed amendment is adopted, the shareholders' equity accounts of the Company would not change. The number of shares of Common Stock issued and outstanding after the split would double.

    EFFECTIVE DATE OF PROPOSED AMENDMENT AND ISSUANCE OF SHARES FOR STOCK SPLIT

    The proposed amendment to Article Four of the Articles of Incorporation of the Company, if adopted by the required vote of shareholders, will become effective on March 8, 2000, the proposed record date for the determination of the owners of Common Stock entitled to receive a certificate or certificates representing the additional shares. Please do not destroy or send your present Common Stock certificates to the Company. If the proposed amendment is adopted, those certificates will remain valid for the number of shares shown thereon, and should be carefully preserved by you. The Company expects that the additional shares will be distributed on or about March 22, 2000.

    AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

    If approved, Section 4.1 of Article 4 of the Company's Restated Articles of Incorporation would be amended and restated as follows:

           "4.1.The corporation shall have authority to issue sixty-two million (62,000,000) shares of stock in the aggregate. Such shares shall be divided into two classes as follows:

           (a) Sixty million (60,000,000) shares of common stock.

           (b) Two million (2,000,000) shares of preferred stock.

       The shares of said preferred class may be divided into and issued in series. Except to the extent that the relative rights and preferences of any series may be or have been designated by means of an amendment hereto approved by the corporation's shareholders, authority is vested in the Board of Directors, subject to the limitations and procedures prescribed by law, to divide any part or all of such preferred class into any number of series, to fix and determine relative rights and preferences of the shares of any series to be established, and to amend the rights and preferences of the shares of any series that has been established but is wholly unissued."

    VOTING TABULATION AND BOARD RECOMMENDATION

    The affirmative vote of holders of a majority of the shares of Common Stock entitled to vote at the meeting is required to approve the proposed amendment. A shareholder who abstains from voting on the proposal will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the proposal. Brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients' proxies in their own discretion. If the amendment is not approved by the shareholders, the Company's Restated Articles of Incorporation, which authorizes the issuance of 10,000,000 shares of Common Stock, will continue in effect and the two-for-one split of the Common Stock will not take place.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

OWNERSHIP INFORMATION

    The following table sets forth, as of January 31, 2000, certain information regarding beneficial ownership of the Company's Common Stock (a) by each person known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (b) by each director, (c) by the Chief Executive Officer and the five other executive officers of the Company whose total annual salary and bonus, for the fiscal year ended March 31, 1999, exceeded $100,000, and (d) by all of the Company's executive officers and directors as a group. Unless otherwise noted, the named beneficial owner has sole voting and investment power.

                                                                                NUMBER OF SHARES
                                                                                 OF COMMON STOCK     PERCENT OF
                                                                                  BENEFICIALLY      COMMON STOCK
NAME AND ADDRESS                                                                      OWNED          OUTSTANDING
------------------------------------------------------------------------------  -----------------  ---------------
Robert L. Richmond (1)(2).....................................................         562,054            11.0 %

Robert C. Greco (1)(3)........................................................         397,138             7.8 %

Tom A. Alberg (4).............................................................          33,534             *

Frank J. Costa (5)............................................................          71,041             1.4 %

Douglas P. Beighle(6).........................................................          25,000             *

Harold H. Kawaguchi (7).......................................................         109,412             2.2 %

Douglass S. Anderson (8)......................................................          10,980             *

Kevin L. Chestnut (9).........................................................          24,267             *

Jose S. David (10)............................................................          29,084             *

Edward F. Masters (11)........................................................          20,036             *

Ken Myer (12).................................................................           7,507             *

All directors and executive
  officers as a group (11 persons) (13).......................................       1,290,053            24.30%

------------------------

* Less than 1%.

(1) The business address of Messrs. Richmond and Greco is c/o Active Voice Corporation, 2901 Third Avenue, Suite 500, Seattle, Washington 98121.

(2) Includes 27,500 shares subject to options exercisable within 60 days of January 31, 2000. Also includes 34,890 shares held by two private foundations of which Mr. Richmond serves as a director. Mr. Richmond disclaims beneficial ownership of the shares held by these foundations.

(3) Includes 8,332 shares subject to options exercisable within 60 days of January 31, 2000. Also includes 260,000 shares held by a family limited partnership of which Mr. Greco is the general partner.

(4) Includes 19,034 shares subject to options exercisable within 60 days of January 31, 2000.

(5) Consists of 71,041 shares subject to options exercisable within 60 days of January 31, 2000.

(6) Includes 15,000 shares subject to options exercisable within 60 days of January 31, 2000.

(7) Includes 17,500 shares subject to options exercisable within 60 days of January 31, 2000.

(8) Includes 10,416 shares subject to options exercisable within 60 days of January 31, 2000.

(9) Includes 21,170 shares subject to options exercisable within 60 days of January 31, 2000.

(10) Consists of 29,084 shares subject to options exercisable within 60 days of January 31, 2000.

(11) Consists of 20,036 shares subject to options exercisable within 60 days of January 31, 2000.

(12) Includes 7,290 shares subject to options exercisable within 60 days of January 31, 2000.

(13) Includes 246,403 shares subject to options exercisable within 60 days of January 31, 2000.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    An eligible shareholder who desires to have a qualified proposal considered for inclusion in the proxy statement prepared in connection with the Company's 2000 Annual Meeting of Shareholders must deliver a copy of the proposal to the Secretary of the Company, at the Company's principal executive offices, no later than March 16, 2000 and satisfy certain other requirements set forth in Rule 14a-8 under the Exchange Act. A shareholder must have been a record or beneficial owner of at least one percent of the Company's outstanding Common Stock, or shares of Common Stock having a market value of at least $2,000, for a period of at least one year prior to submitting the proposal, and the shareholder must continue to hold the shares through the date on which the meeting is held.

    A shareholder of record who intends to submit a proposal at the 2000 Annual Meeting that is not eligible for inclusion in the Company's proxy statement or who intends to submit one or more nominations for directors at the meeting must provide prior written notice to the Secretary of the Company, which must also be received by the Company no later than March 16, 2000. The notice must satisfy certain requirements specified in the Company's Bylaws. A copy of the pertinent provisions of the Bylaws is available upon request to Jose S. David, Secretary, Active Voice Corporation, 2901 Third Avenue, Suite 500, Seattle, Washington 98121.

    IT IS IMPORTANT THAT PROXIES ARE RETURNED PROMPTLY AND THAT YOUR SHARES ARE REPRESENTED. SHAREHOLDERS ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                                        ACTIVE VOICE CORPORATION

February 16, 2000
Seattle, Washington

                                     PROXY
                            ACTIVE VOICE CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned has received the Notice of Special Meeting of Shareholders (the "Meeting Notice") of Active Voice Corporation, a Washington corporation (the "Company"), and hereby appoints Frank J. Costa and Jose S. David, and each of them, proxies for the undersigned, with full power of substitution, and authorizes them to attend the Special Meeting of Shareholders of the Company on March 8, 2000, and any adjournments thereof, and to vote thereat all shares of capital stock of the Company that the undersigned would be entitled to vote if personally present, such proxies being instructed to vote as specified below, or, to the extent not specified, to vote FOR Proposal 1, and to vote in their discretion, to the extent permitted by applicable law, on any other matters presented at the meeting or any adjournments thereof.

1.  ARTICLES OF AMENDMENT:

              ______ FOR ______ AGAINST ______ ABSTAIN from voting on

    The proposal to approve Articles of Amendment to the Articles of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

The undersigned hereby revokes any proxy or proxies heretofore given for such shares and ratifies all that said proxies or their substitutes may lawfully do by virtue of this proxy.

DATED: ------------, 2000

--------------------------------------------   --------------------------------------------
(Signature of Shareholder or Representative)   (Signature of Co-Signer, if Joint Tenants or
                                               Co-Trustees)

--------------------------------------------   --------------------------------------------
(Print name of Shareholder)                    (Print name of Co-Signer, if any)

--------------------------------------------
(Print title of Representative, if
  applicable)

IN VIEW OF THE IMPORTANCE OF THE MATTERS SCHEDULED AT THIS SHAREHOLDERS' MEETING, PLEASE PROMPTLY SIGN AND RETURN THIS PROXY IN THE ENCLOSED PREPAID ENVELOPE.